As filed with the Securities and Exchange Commission on May 25, 2016
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Ensco plc
(Exact name of registrant as specified in its charter)

England and Wales (State or Other Jurisdiction of Incorporation or Organization)	98-0635229 (I.R.S. Employer Identification Number)
6 Chesterfield Gardens London England (Address of Principal Executive Offices)	W1J 5BQ (Zip Code)

Ensco plc 2012 Long-Term Incentive Plan
(Full Title of the Plan)

MICHAEL T. MCGUINTY
Senior Vice President, General Counsel and Secretary
Ensco plc
6 Chesterfield Gardens
London W1J 5BQ
United Kingdom
+44 (0) 207 659 4690
(Name, address and telephone number, including area code, of agent for service)

with a copy to:

Tull R. Florey
Baker Botts L.L.P.
910 Louisiana
Houston, Texas 77002
+1 (713) 229-1379

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-Accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
CALCULATION OF REGISTRATION FEE

Title of securities to be Registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Class A Ordinary Shares, par value U.S. $0.10 per share	4,500,000	$9.66	$43,470,000	$4,378

(1)
Class A Ordinary Shares of Ensco plc (the “Company” or the “Registrant”), U.S. $0.10 par value per share (the “Shares”), being registered hereby relate to the Ensco plc 2012 Long-Term Incentive Plan. Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover such indeterminate number of additional Shares as may become issuable under the plan as a result of the antidilution provisions thereof.

(2)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h) promulgated under the Securities Act, based on the average high and low prices of the Shares as reported by the New York Stock Exchange on May 24, 2016.

REGISTRATION OF ADDITIONAL SECURITIES
The Registrant previously registered 23,000,000 of its Shares, available for grant of awards pursuant to the Ensco plc 2012 Long-Term Incentive Plan (as amended) (the “2012 LTIP”). The registration of these shares was filed on a Form S-8 Registration Statement with the Securities and Exchange Commission (“SEC”) on May 23, 2012 (File Number 333-181593) and a Form S-8 Registration Statement with the SEC on May 19, 2015 (File Number 333-204294), in accordance with the Securities Act (together, the “Prior Registration Statements”).
The Registrant’s Board of Directors adopted, and on May 23, 2016 the shareholders of the Registrant approved, an amendment to the 2012 LTIP to provide that, among other things, an additional 4,500,000 Shares be available for issuance under the 2012 LTIP.
This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to Instruction E of Form S-8, the content of the Prior Registration Statements is incorporated herein by reference and made part of this Registration Statement, except as amended hereby.
PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.    Exhibits.

Exhibit Number	Exhibit
*4.1
New Articles of Association of Ensco plc (incorporated by reference to Annex 2 to the Registrant's Proxy Statement on Form DEF 14A filed on April 5, 2013, as adopted by Special Resolution passed on May 20, 2013, File No. 1-8097).

*4.2	Ensco plc 2012 Long-Term Incentive Plan, effective January 1, 2012 (incorporated by reference to Annex A to the Registrant's Proxy Statement filed on April 4, 2012, File No. 1-8097).
*4.3
First Amendment to the Ensco plc 2012 Long-Term Incentive Plan, effective August 21, 2012 (incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, File No. 1-8097).

*4.4
Second Amendment to the Ensco plc 2012 Long-Term Incentive Plan, effective January 1, 2013 (incorporated by reference to Exhibit 10.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, File No. 1-8097).

*4.5
Third Amendment to the Ensco plc 2012 Long-Term Incentive Plan, effective March 30, 2015 (incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed on May 19, 2015, File No. 1-8097).

*4.6
Fourth Amendment to the Ensco plc 2012 Long-Term Incentive Plan, effective March 24, 2016 (incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed on May 25, 2016, File No. 1-8097).

5.1	Legal Opinion of Baker Botts (UK) LLP.
15.1	Letter regarding unaudited interim financial information.
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm of Ensco plc.
23.2	Consent of Baker Botts (UK) LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included as part of signature page to this Registration Statement).
*   Incorporated by reference herein as indicated.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, United Kingdom, on the 25 day of May 2016.

ENSCO PLC

By:	/s/ Jonathan H. Baksht Jonathan H. Baksht Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby constitutes and appoints Carl G. Trowell, Jonathan H. Baksht, Michael T. McGuinty and Elizabeth W. Darby, and each of them severally, each of whom may act without the joinder of the others, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Carl G. Trowell	Director, Chief Executive Officer and President (principal executive officer)	May 25, 2016
Carl G. Trowell

/s/ Jonathan H. Baksht	Senior Vice President and Chief Financial Officer (principal financial officer)	May 25, 2016
Jonathan H. Baksht

/s/ Robert W. Edwards III	Vice President - Finance and Authorized Representative in the United States (principal accounting officer)	May 25, 2016
Robert W. Edwards III

/s/ Paul E. Rowsey, III	Chairman of the Board and Director	May 25, 2016
Paul E. Rowsey, III

/s/ J. Roderick Clark	Director	May 25, 2016
J. Roderick Clark

/s/ Roxanne J Decyk	Director	May 25, 2016
Roxanne J Decyk

/s/ Mary E. Francis CBE	Director	May 25, 2016
Mary E. Francis CBE

/s/ C. Christopher Gaut	Director	May 25, 2016
C. Christopher Gaut

/s/ Gerald W. Haddock	Director	May 25, 2016
Gerald W. Haddock

/s/ Francis S. Kalman	Director	May 25, 2016
Francis S. Kalman

/s/ Keith O. Rattie	Director	May 25, 2016
Keith O. Rattie

EXHIBIT INDEX

Exhibit Number	Exhibit
*4.1
New Articles of Association of Ensco plc (incorporated by reference to Annex 2 to the Registrant's Proxy Statement on Form DEF 14A filed on April 5, 2013, as adopted by Special Resolution passed on May 20, 2013, File No. 1-8097).

*4.2	Ensco plc 2012 Long-Term Incentive Plan, effective January 1, 2012 (incorporated by reference to Annex A to the Registrant's Proxy Statement filed on April 4, 2012, File No. 1-8097).
*4.3
First Amendment to the Ensco plc 2012 Long-Term Incentive Plan, effective August 21, 2012 (incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, File No. 1-8097).

*4.4
Second Amendment to the Ensco plc 2012 Long-Term Incentive Plan, effective January 1, 2013 (incorporated by reference to Exhibit 10.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, File No. 1-8097).

*4.5
Third Amendment to the Ensco plc 2012 Long-Term Incentive Plan, effective March 30, 2015 (incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed on May 19, 2015, File No. 1-8097).

*4.6
Fourth Amendment to the Ensco plc 2012 Long-Term Incentive Plan, effective March 24, 2016 (incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed on May 25, 2016, File No. 1-8097).

5.1	Legal Opinion of Baker Botts (UK) LLP.
15.1	Letter regarding unaudited interim financial information.
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm of Ensco plc.
23.2	Consent of Baker Botts (UK) LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included as part of signature page to this Registration Statement)
*   Incorporated by reference herein as indicated.

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